Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Socket Mobile, Inc. of our report dated March 9, 2012, relating to the financial statements of Socket Mobile, Inc. (the “Company”) as of December 31, 2011 and for each of the two years in the period ended December 31, 2011, included in this Annual Report (Form 10-K) for the year ended December 31, 2012:

  Registration Statement on Form S-3 (No. 333-104632) pertaining to the 4,844,797 (post reverse split 484,480) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-100754) pertaining to the 4,830,250 (post reverse split 483,025) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-87348) pertaining to the 500,104 (post reverse split 50,010) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-96231) pertaining to the 2,662,638 (post reverse split 266,263) shares of common stock of the Company;
  Registration Statement on Form S-3 (No. 333-159923) pertaining to the 645,981 shares of common stock of the Company;
  Registration Statements on Form S-3 and Form S-3/A (No. 333-171267) pertaining to the 1,310,398 shares of common stock of the Company;
  Registration Statements on Form S-8 (Nos. 333-180055, 333-172950, 333-165984, 333-157975, 333-149688, 333-141587, 333-132345 and 333-123396) pertaining to the 2004 Equity Incentive Plan;
  Registration Statement on Form S-8 (No. 333-106502) pertaining to the Socket Communications 401(k) Plan; and,
  Registration Statement on Form S-3 (No. 333-172948) pertaining to the 282,485 shares of common stock of the Company.

/s/ Moss Adams LLP

Santa Clara, California
April 11, 2013